Exhibit 99.1

N E W S   R E L E A S E

Contact:

Phillip C. Bowman, CEO

Kevin P. Huffman, President, COO

Telephone:  (301) 352-3120

Website:  www.twsb.com

WSB Holdings, Inc. Announces Fourth Quarter and Year End Results

BOWIE, MD — February 1, 2010 - WSB Holdings, Inc. (Nasdaq: “WSB”), the parent company of Washington Savings Bank, F.S.B., (the “Bank”) today announced results of operations for both the fourth quarter and the twelve month period ending December 31, 2009.  WSB reports net earnings of $209,000 or $0.03 per basic and diluted share for the three months ended December 31, 2009, compared to net earnings of $327,000 or $0.04 per basic and diluted share for the comparable period of the prior year.  WSB reports net loss for the year ending December 31, 2009 of $5.7 million, or $(0.73) per basic and diluted share, compared to net earnings of $236,000 or $.03 per basic and diluted share for the twelve months ending December 31, 2008.  The decrease in net income for the three month period ended December 31, 2009 is primarily the result of a decrease in the gain on the sale of loans and loan related fees.  The decrease in net income for the twelve month period ended December 31, 2009 is primarily the result of allocating an additional $9.5 million to the Company’s Allowance for Loan Losses.  Non-interest income for the twelve month period ending December 31, 2009 decreased primarily as the result of an other than temporary impairment charge of $692,800 on one of our mortgage-backed securities.

“While we have made progress in the resolution of distressed credits and we have seen some early signs of economic improvements, the lingering challenges caused by the recession and the impact of uncertain real estate valuations, resulted in the Company increasing our reserves by an additional $100,000 in the fourth quarter.   Although we are disappointed in the need for the additional reserves, we feel this is consistent with our philosophy of aggressively and proactively dealing with our asset quality issues” said Phillip C. Bowman, Chief Executive Officer.

WSB also announced the Board of Directors has suspended the cash dividend.  This represents a reduction of two cents from the prior quarter.  Mr. Phillip C. Bowman, CEO, said, “The Board feels that with the continued economic uncertainty that the decision to suspend the dividend for the foreseeable future was appropriate to ensure the continuation of a strong balance sheet.  The Bank continues to remain well in excess of the regulatory levels for being ‘well capitalized’ and continues to seek for new opportunities to grow the Bank in a conservative manner.  WSB is optimistic that there are opportunities for conservative loan growth and that continued reduction in the Bank’s interest cost will help the Bank through this most difficult period.  We recognize the value of the dividend to our shareholders and remain committed to the long term best interests of our customers and of our shareholders and the return to the distribution of dividends as the market uncertainties improve.”

About The Washington Savings Bank, F.S.B.

The Washington Savings Bank, F.S.B. is a $430 million full service community bank serving the business and consumer needs of the Washington, Baltimore, Annapolis, and Southern Maryland communities.

Headquartered in the Baltimore-Washington corridor, WSB serves the banking needs of growing businesses with commercial lending facilities, commercial real estate financing, residential mortgages, and residential construction financing for both developers and individual home owners.  The Bank offers a full range of deposit services and products for both consumers and businesses, through internet banking and its branches located in Anne Arundel, Prince George, and Charles counties.  Remote deposit capture services for our commercial customers now allow us a commercially viable means to serve the depository needs of businesses beyond our branch network.  The Bank continues to offer temporary FDIC insurance coverage of $250,000 per depositor through December 31, 2013.  This is an extension from the original date of December 31, 2009.   The relevant legislation provides that the FDIC coverage insurance will return to $100,000 on January 1, 2014.

For more information, visit http://www.twsb.com or call 301-352-3120.

FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,
	2009	2008	% Change
Interest Income	$5,805,000	$6,430,000	(10)%
Interest Expense	$2,967,000	$3,772,000	(21)%
Net Interest Income	$2,838,000	$2,658,000	7%
Non-Interest Income	$794,000	$840,000	(5)%
Non-Interest Expenses	$3,099,000	$3,225,000	(4)%
Provision for Loan Losses	$100,000	$130,000	(23)%
Net Earnings	$209,000	$327,000	(36)%
Basic Earnings Per Share	$0.03	$0.04	(12)%
Diluted Earnings Per Share	$0.03	$0.04	(13)%
Dividends Declared Per Share	$0.02	$0.04	(50)%
Average Shares Outstanding	7,851,656	7,563,523	4%
Average Diluted Shares Outstanding	7,858,021	7,748,246	1%

	Twelve Months Ended December 31,
	2009	2008	% Change
Interest Income	$24,632,000	$27,064,000	(9)%
Interest Expense	$13,591,000	$15,538,000	(13)%
Net Interest Income	$11,041,000	$11,526,000	(4)%
Non-Interest Income	$1,819,000	$3,163,000	(42)%
Non-Interest Expenses	$12,714,000	$12,636,000	1%
Provision for Loan Losses	$9,450,000	$2,230,000	324%
Net Earnings	$(5,716,000)	$236,000	(2522)%
Basic Earnings Per Share	$(0.73)	$0.03	(2619)%
Diluted Earnings Per Share	$(0.73)	$0.03	(2519)%
Dividends Declared Per Share	$0.12	$0.18	(33)%
Average Shares Outstanding	7,849,105	7,585,155	3%
Average Diluted Shares Outstanding	7,849,105	7,910,908	(1)%

	As of December 31,
	2009	2008	% Change
Total Assets	$437,954,000	$454,542,000	(4)%
Non-Accrual Loans	$25,343,000	$18,327,000	38%
Accruing Loans More than 4 Months Past Due	$1,611,000	$0	0%
Non-Performing Loans	$26,954,000	$18,327,000	47%
Non-Performing Assets	$32,607,000	$23,773,000	37%
Total Loans Held-For-Investment	$249,236,000	$241,941,000	3%
Deposits and Borrowings	$382,821,000	$398,255,000	(4)%
Total Stockholders’ Equity	$52,857,000	$53,690,000	(2)%
Book Value Per Share	$6.73	$6.86	(2)%
Return on Average Assets	(1.26)%	0.05%	(2620)%
Return on Average Equity	(10.58)%	0.39%	(2813)%

	Washington Savings Bank, F.S.B.		To be Considered Well Capitalized Under Prompt Corrective Action		Excess over Levels to be Considered Well Capitalized Under Prompt Corrective Action
As of December 31, 2009:	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 capital (to risk weighted assets)	$46,742,817	16.96%	$16,539,556	6.00%	$30,203,261	10.96%
Total capital (to risk weighted assets)	46,701,267	16.94%	27,565,926	10.00%	19,135,341	6.94%
Core capital (leverage) (to tangible assets)	46,742,817	10.76%	21,729,517	5.00%	25,013,300	5.76%

Forward-Looking Statements: The statements in this release regarding the company’s addressing asset quality issues, growth of the Bank, loan growth, reducing interest costs, reinstatement of dividends and market improvements are forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statement made in this release. Potential risks and uncertainties include, but are not limited to, further deterioration in the housing market or in general economic conditions in our market areas, the impact of new governmental regulations, and unexpected changes in interest rates, deposit flows, loan demand and real estate values, as well as other risks and uncertainties, as described by WSB in its Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and in such other reports filed with the Securities and Exchange Commission and Office of Thrift Supervision, which are available on the Bank’s website at www.twsb.com.  WSB will not update forward-looking statements to reflect events or developments after a forward-looking statement was made.